SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 25, 1998 by and between Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"), and Steel Partners II, L.P., a Delaware limited partnership (the "Purchaser").

         WHEREAS, the Company is desirous of selling, and the Purchaser is desirous of acquiring, 275,000 shares of the Company's Class A common stock, $.01 par value per share (the "Class A Common Stock"), for a per share purchase price of $2.25 per share of Class A Common Stock (in the aggregate, the "Purchase Price");

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.       Purchase And Sale.

         1.1 Purchase and Sale of Securities. The Company agrees to sell to the Purchaser, and upon and subject to the terms and conditions hereof and, in reliance upon the representations and warranties of the Company, the Purchaser agrees to purchase from the Company, the Shares for the Purchase Price.

         1.2 Closing. The sale of the Shares by the Company to the Purchase shall take place at a closing (the "Closing"), to be held simultaneously with the execution of this Agreement (the "Closing Date"). On the Closing Date, the Company shall deliver to the Purchaser the Shares, free and clear of any pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other encumbrance of any kind (each, an "Encumbrances"), against payment of the Purchase Price. The Company shall cause a certificate evidencing the Shares to be issued to the Purchaser as soon as practicable after the Closing.

2. Representations and Warranties of the Company.

         The Company represents and warrants to the Purchaser as follows:

         2.1 Organization and Qualification. The Company is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except to the extent that any such failure so to qualify is not reasonably likely, individually or in the aggregate, to have a change in, or effect on, the business of the Company, as it is currently

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conducted,  that is or is  reasonably  likely to be  materially  adverse  to the business, prospects, property, condition (financial or otherwise) or operations of the Company (a "Material Adverse Effect").

         2.2 Authorized Capital. The authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock, 2,000,000 shares of the Company's Class B common stock, $.01 par value per share ("Class B Common Stock") and 5,000,000 shares of preferred stock, $.01 par value, of the Company. As of February 9, 1998, 2,407,039 shares of Class A Common Stock, 562,055 shares of Class B Common Stock and no shares of preferred stock of the Company were issued and outstanding. As of February 9, 1998, options and warrants exercisable to purchase 670,841 and 167,680 shares of Class A Common Stock, respectively, were outstanding, and a promissory note convertible into 428,571 shares of Class A Common Stock was outstanding.

         2.3 Authority. The Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and all other documents or instruments required to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights to indemnification.

         2.4      Consents; Compliance.

                  (a) Other than in connection with or in compliance with the rules of the Nasdaq SmallCap Market applicable to the listing of shares of Class A Common Stock, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Company from performing any of its material obligations under this Agreement and would not have a Material Adverse Effect.

                  (b) The execution, delivery and performance of this Agreement by the Company do not (i) conflict with or violate the charter or by-laws of the Company, or (ii) except as would not prevent the Company from performing any of its material obligations under this Agreement and would not have a Material Adverse Effect, (A) conflict with or violate any law,

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rule, regulation,  order, writ, judgment,  injunction,  decree, determination or award applicable to the Company, or (B) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company is a party or by which any of such assets or properties is bound.

         2.5 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the "Commission") for periods from and after January 1, 1996 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended. The Company has heretofore made available to the Purchaser all of the Commission Filings, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997. As of their respective dates, the Commission Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its subsidiaries included or incorporated by reference in such Commission Filings have been prepared in accordance with general accepted accounting principles in the United States consistently applied ("GAAP") (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated income and retained earnings and sources and applications of funds for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments). Since September 30, 1997, except as described in the Commission Filings, there has not been any event which has had or would be expected to have a Material Adverse Effect.

         2.6 Extent of Offering. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Article 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and of each state where the Shares are offered or sold, and neither the Company nor, to the best of the Company's knowledge, any agent acting on its behalf, will take any action hereafter that would cause the loss of such exemption.

         2.7  Absence  of   Litigation.   No  claim,   action,   proceeding   or
investigation is pending, or to the best knowledge of the Company, threatened, which seeks to delay or prevent the

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consummation  of  the  transactions   contemplated  hereby  or  which  would  be
reasonably likely to adversely affect or restrict the Company's ability to consummate the transactions contemplated hereby.

         2.8 No Other Representations. Except as set forth in this Agreement, the Company is not making any representation, warranty, covenant or agreement, oral or written, with respect to the matters contained herein and therein.

         2.9 No Brokers. The Company has not entered into any contract, arrangement or understanding with any individual, corporation, partnership, joint venture, person, trust, estate, association or other entity (each, a "Person") which could result in the obligation of any Person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement.

3.       Representations and Warranties of the Purchaser.

         The Purchaser represents and warrants to the Company as follows:

         3.1 Authority. The Purchaser has all necessary power and authority to enter into this Agreement, to carry out the Purchaser's obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance by the Purchaser of this Agreement and all other documents or instruments required to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

         3.2      Consents and Approvals; No Conflict.

                  (a) The execution and delivery of this Agreement do not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the Purchaser do not, except as would not have a material adverse effect on the ability of the

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Purchaser  to  consummate  the  transactions  contemplated  by  this  Agreement, conflict with or violate any law, rule, regulation, order, writ. judgment, injunction, decree, determination or award applicable to the Purchaser.

         3.3 Absence of Litigation. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

         3.4      Investment Purpose; Private Placement.

                  (a) The Purchaser made its decision to purchase the Shares based solely on (i) an analysis of the representations and warranties of the Company set forth in this Agreement and (ii) a review of the Commission Filings (which the Purchaser hereby acknowledges having received and reviewed).

                  (b) The Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an unregistered, non-liquid, high-risk investment such as an investment in the Company's securities and has evaluated the merits and risks of such an investment. The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth, and the Purchaser's acquisition of the Shares will not cause such overall commitment to become excessive.

                  (c) The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Purchaser acknowledges that the Shares are not registered under the Securities Act and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Purchaser agrees that the following legend shall be placed on any certificate or other instrument evidencing the Shares:

                  "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER, ASSIGNMENT OR
                  HYPOTHECATION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UNLESS SARATOGA BEVERAGE GROUP, INC. HAS RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION DOES NOT REQUIRE REGISTRATION UNDER THE ACT."

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The  Company and any  transfer  agent  acting on its behalf may  maintain on the
Company's register appropriate "stop transfer" notations.

                  (d) The Purchaser further understands that the offer and sale of the Shares have not been approved or disapproved by the Commission, or any other federal or state office or agency.

                  (e) The Purchaser acknowledges that an investment in the Shares involves a great deal of risk. The Purchaser is able to (i) bear the economic risk of the investment in the Company, (ii) afford a complete loss of such investment, and (iii) hold indefinitely the Shares. In reaching an informed decision to invest in the Company, the Purchaser or its representatives has obtained sufficient information to evaluate the merits and risks of an investment in the securities of the Company. In that connection, representatives of the Company have (x) fully and satisfactorily answered any questions which the Purchaser or its representatives desired to ask concerning the Company, and
(y) furnished the Purchaser or its representatives with any additional information or documents requested to verify the accuracy of or supplement any information previously delivered to or discussed with the Purchaser or its representatives.

                  (f) The Purchaser has not construed the contents of the Agreement or any additional agreement with respect to the proposed investment in the Shares or any prior or subsequent communications from the Company, or any of its officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to such Purchaser's particular financial situation. The Purchaser has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning its investment in the Shares.

         3.5 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         3.6 No Other Representations. Except as set forth in this Agreement, the Purchaser is not making any representation, warranty, covenant or agreement, oral or written, with respect to the matters contained herein and therein.

         3.7 No Brokers. The Purchaser has not entered into any contract, arrangement or understanding with any Person which could result in the obligation of any Person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement.

4.       Piggyback Registration.

         4.1      Piggyback Registration.

                  (a)  If,  at  any  time,  the  Company   proposes  to  file  a
registration statement on either Form S- 1, Form S-2 or Form S-3 (or any successor forms) under the Securities Act with respect to an offering for its own account or for the account of others of any class of equity security, then the Company shall give written notice of such proposed filing to the Purchaser at least twenty-five (25) days before the anticipated filing date, and such notice shall offer the Purchaser the opportunity to register such Shares (whether or not vested under the installment provisions of subparagraph l(b) at such time) as such Purchaser may request in writing to the Company within fifteen (15) days after the date such Purchaser first received notice of such registration (a "Piggyback Registration"); provided, however, that the Company shall have no obligation to register any Shares of the Purchaser pursuant to this Section 4.1 (a) unless the Purchaser shall request that 50% or more (or all outstanding Shares, if less than 50% of the total aggregate number of Shares) of the initial aggregate number of Shares be registered.

                  (b) The Purchaser may not participate in any registration initiated as a Piggyback Registration which is underwritten for the benefit of the Company or its stockholders unless the Purchaser (i) agrees to sell its Shares on the basis provided in any underwriting agreements approved by the Company; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements and which are customary with industry practice; and (iii) agrees that if an underwriter advises the Company in writing that the number of shares proposed to be sold by the Company and/or the Purchaser is greater than the number of shares of Class A Common Stock which the underwriter believes is feasible to sell at that time, at the price and under the terms approved by the Company, then the underwriter may exclude some or all of the Shares from such Piggyback Registration to the extent necessary to reduce the total number of shares of Class A Common Stock recommended by the underwriter. Such reduction or limitation by the underwriter shall be made in the manner set forth in the immediately following sentence. Any reduction or limitation of Shares by the underwriter shall be made on a pro rata basis in proportion to the relative number of Shares then held by the Purchaser and the number of shares of Class A Common Stock requested to be underwritten on behalf of the Company or its stockholders. The Company shall advise the Purchaser of any such reduction or limitation, and that the number of shares of Shares to be offered by the Purchaser will be reduced or limited to the number calculated pursuant to the immediately preceding sentence.

                  (c) In any registration initiated as a Piggyback Registration, whether or not the registration statement becomes effective, the Company will pay or cause to be paid all costs, fees and expenses in connection therewith, including, without limitation, the Company's legal and accounting fees, printing expenses and "blue sky" fees and expenses, except that the Company shall not pay for (i) underwriting discounts and commissions, (ii) state transfer taxes, (iii) brokerage commissions, (iv) fees and expenses of counsel and accountants for the Purchaser and (v) blue sky fees and expenses in jurisdictions where the Company is not currently registered or qualified.

                  (d) To the extent not inconsistent with applicable law, the Purchaser agrees not to effect any public sale or distribution of Class A Common Stock, including a sale pursuant to Rule 144 or in reliance on any other exemption from registration under the Securities Act, during the fourteen ( 14) days prior to, and during the ninety (90) days beginning on, the effective date

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of a  registration  statement  that  includes  Shares  (except  as  part of such registration), but only if and to the extent requested in writing (with reasonable prior written notice) by the underwriter(s) in the case of an underwritten public offering by the Company of securities similar to the Shares.

                  (e) The Company and the Purchaser agree to indemnify and hold harmless each other (and, in the case of the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities
Act)) against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (collectively, "Losses") arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement with respect to a Piggyback Registration, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Purchaser shall not be indemnified for Losses insofar as such Losses arise out of or are based upon any such untrue statement or omission based upon information furnished in writing to the Company by or on behalf of the Purchaser expressly for use therein; provided further, however, that in the event the prospectus shall have been amended or supplemented and copies thereof, as so amended or supplemented, shall have been furnished to the Purchaser prior to the confirmation of any sales of registered Shares, such indemnity with respect to the prospectus shall not inure to the benefit of the Purchaser if the person asserting such Loss did not, at or prior to the confirmation of the sale of the registered Shares to such person, receive a copy of the prospectus, as so amended or supplemented, and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus, as so amended or supplemented.

5.       Termination and Waiver.

         5.1 Termination. This Agreement may be terminated at any time prior to the Closing only by the written consent of the Company and the Purchaser.

         5.2 Waiver. At any time prior to the Closing, each of the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

6.       Miscellaneous.

         6.1 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return

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receipt  requested,  postage  prepaid  or  (iii)  on the  date  sent  if sent by facsimile, to the parties at the following addresses or facsimile numbers with a copy sent by mail as aforesaid on the same date (or at such other address or facsimile number for a party as shall be specified by like notice):

                  (a)      if to the Company:

                           Saratoga Beverage Group, Inc.
                           11 Geyser Road
                           Saratoga Springs, New York 12866
                           Attention: Gayle Henderson
                           Fax No.: (518) 584-0380

                           with a copy to:

                           Shereff, Friedman, Hoffman & Goodman, LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Charles I. Weissman, Esq.
                           Fax No.: (212) 758-9526

                  (b)      if to the Purchaser:

                           750 Lexington Avenue, 27th Floor
                           New York, New York 10022
                           Attention: Warren Lichtenstein, Esq.
                           Fax No.: (212) 446-5244

                           with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention: Steven Wolosky, Esq.
                           Fax No.: (212) 755-1467

         6.2 Expenses. The Purchaser hereby agrees that all fees and expenses incurred by the Purchaser in connection with this Agreement shall be borne by the Purchaser, and the Company hereby agrees that all fees and expenses incurred by the Company shall be borne by the Company, in each case including without limitation all fees and expenses of such party's counsel and accountants.

         6.3 Headings. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         6.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of, this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         6.5 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties with respect to their subject matter and supersedes any and all prior understandings, negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter.

         6.6 No Third-Party Beneficiaries. This Agreement is for the sole benefit of and binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         6.7 Amendment. This Agreement may be amended or modified only by an instrument in writing signed by the Company and the Purchaser.

         6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.

         6.9 Gender and Number. Whenever used in this Agreement, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         6.10 Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association. Each of the parties hereto consents, for itself and in respect of its property, to the jurisdiction and venue of the City of Albany, State of New York for purposes of this Section 6.10 and hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any dispute in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association, in respect of this Agreement or any documents related thereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted under New York law.

         IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be executed as of the date first written above in their individual capacities or by their respective representatives "hereunto duly authorized, as applicable.



                                        SARATOGA BEVERAGE GROUP, INC.



                                        By: /s/ Robin Prever
                                            -----------------------------------
                                            Robin Prever
                                            Chief Executive Officer


                                        STEEL PARTNERS II, L.P.



                                        By:  /s/ Warren Lichtenstein
                                             ----------------------------------
                                             Warren Lichtenstein